UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 24, 2017

3D SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34220	95-4431352
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

333 Three D Systems Circle, Rock Hill, South Carolina 29730
(Address of Principal Executive Offices) (Zip Code)

(803) 326-3900
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On March 24, 2017, the Board of Directors of 3D Systems Corporation (the “Company”) appointed Charles G. McClure, Jr. and Dr. Jeffrey Wadsworth as directors of the Company.

Mr. McClure, age 63, has served as a Managing Partner of Michigan Capital Advisors since 2014 and has more than 35 years of experience in the transportation industry. Prior to founding Michigan Capital Advisors, Mr. McClure served as Chairman of the Board, CEO and president of Meritor, Inc. from 2004 through 2013.  From 2002 through 2004, Mr. McClure served as CEO, president and member of the Board of Federal Mogul Corp.  Mr. McClure joined Federal Mogul in 2001 as president, COO and a member of the Board. Before joining Federal Mogul, Mr. McClure served as president, CEO and a member of the Board of Detroit Diesel.  He joined Detroit Diesel in 1997 after 14 years in a variety of management positions with Johnson Controls.

Mr. McClure currently sits on the Boards of DTE Energy and Penske Corporation. He previously sat on the Boards of R.L. Polk, General Cable Corporation and Remy International.  He is an Ex-Officio member of the Executive Committee of the Detroit Regional Chamber of Commerce and a past Chair of the Chamber. Additionally, McClure is a member of the Board of Trustees of Henry Ford Health Systems, Board of Directors of Invest Detroit and a member of Business Leaders for Michigan.

Dr. Wadsworth, age 66, has served as President and Chief Executive Officer of Battelle, the world’s largest independent research and development enterprise (“Battelle”), since January 2009. He formerly was Executive Vice President, Global Laboratory Operations at Battelle, Director of Oak Ridge National Laboratory and Chief Executive Officer and President of UT-Battelle LLC and Senior Vice President for U.S. Department of Energy Science Programs at Battelle.

Previously, he was director of Homeland Security Programs at Battelle and part of the White House Transition Planning Office for the newly formed U.S. Department of Homeland Security. From 1992 to 2002, Dr. Wadsworth was at the Lawrence Livermore National Laboratory in Livermore, California, where from 1995 he was Deputy Director for Science and Technology. Prior to that, he was with Lockheed Missiles and Space Company, Research and Development Division. He was elected to the U.S. National Academy of Engineering in 2005, has been elected Fellow of three technical societies, and holds numerous awards and honors.  Dr. Wadsworth currently serves on the board of directors of Carpenter Technologies and on the board of trustees at The Ohio State University.

Neither Mr. McClure nor Dr. Wadsworth has been appointed to any committees of the Board of Directors, and no determination has been made as to any committees of the Board of Directors to which either may be appointed.  There are no arrangements or understandings between Mr. McClure or Dr. Wadsworth and any other person pursuant to which either was elected as a director of the Company, and there is no information required to be disclosed with respect to Mr. McClure or Dr. Wadsworth pursuant to Item 404(a) of Regulation S-K.  In connection with their election as directors, both Mr. McClure and Dr. Wadsworth were granted 2,136 shares of common stock as provided for in the Company’s Restricted Stock Plan for Non-Employee Directors.

The Company issued a press release announcing the election of Mr. McClure and Dr. Wadsworth on March 29, 2017.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 5.02 by this reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1     Press Release dated March 29, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION

Date: March 29, 2017	By:	/s/ Andrew M. Johnson
Andrew M. Johnson
Executive Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release dated March 29, 2017